SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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AMERON INTERNATIONAL CORPORATION (Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P., BARINGTON COMPANIES ADVISORS, LLC,
BARINGTON CAPITAL GROUP, L.P., LNA CAPITAL CORP. AND JAMES A. MITAROTONDA

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The Barington Group is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its director nominee at the 2011 annual meeting of stockholders (the “Annual Meeting”) of Ameron International Corporation (“Ameron”).  The Barington Group has made a definitive filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its director nominee at the Annual Meeting.

On March 3, 2011, the Barington Group delivered the attached stockholder presentation to Institutional Shareholder Services.

*     *     *     *     *

The Barington Group has filed a definitive proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on February 25, 2011 to be used to solicit votes for the election of its nominee at the 2011 Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation.

THE BARINGTON GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF AMERON TO READ THE DEFINITIVE PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS. SUCH PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, AT HTTP://WWW.OURMATERIALS.COM/AMERON OR BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR AT PROXY@MACKENZIEPARTNERS.COM.

#  #  #






The Case For Change at
Ameron International Corporation

Presentation of the Barington Group

March 2011

BARINGTON

Table of Contents

The Barington Group

- The Barington Group is composed of affiliates of Barington Capital Group, L.P., an investment management firm that primarily invests in undervalued, small and mid-capitalization companies.

- Barington and its principals are experienced value-added investors who have been assisting publicly-traded companies improve their strategic focus, profitability and corporate governance since January 2000. Barington is a long-term investor, with its typical investment time horizon being three to five years.

- Barington has significant experience investing in the industrial sector with prior investments in Griffon Corporation, Lancaster Colony Corporation, A. Schulman, Inc. and Stewart & Stevenson Services, Inc.

- The Barington Group began purchasing shares of Ameron in December 2009 and currently beneficially owns approximately 1.3% of the outstanding shares of the Company.

- The Barington Group previously included a large investment management firm that owned approximately 2.58% of the Company's common stock as of December 31, 2010. As this firm does not participate in contested proxy solicitations, the parties elected to no longer work together as a group in January 2011.

Table of Contents

Corporate Snapshot

Ameron is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets, including water transmission lines and fabricated steel products, fiberglass composite pipe for transporting oil, chemicals and corrosive fluids, and specialized materials and products used in infrastructure projects

Ameron International

	Fiberglass-Composite	Water Transmission	Infrastructure
	48% of 2010 Revenue	**27% of 2010 Revenue**	**24% of 2010 Revenue**
Products	Fiberglass Pipe & Fittings	Steel & Concrete, High Pressure Water Piping (60%) Steel Towers for Wind Turbines (40%)	Construction Materials (70%) Concrete Lighting Poles (30%)
End Markets	Oil & Gas, Chemicals, Shipping, Municipalities & Utilities	Municipalities, Utilities & Contractors	General Contractors & Utilities
Geography	Global	CA, NV, AZ & North Mexico West of Mississippi	Oahu and Maui Domestic
Distribution	Internal, Reps & Independent Distributors	Competitive Bids (Internal Direct Proposals)	Internal Internal & Sales Agents
Market Position	Largest Independent Supplier	Dominant in Region Sole Producer in CA	Sole Provider Many Providers

Joint Ventures

*50% Stake (Recently Sold)**

TAMCO

Sole steel mini-mill in California

30% Stake

Ameron Saudi Arabia

Water transmission products in Saudi Arabia

40% Stake

Bondstrand, Ltd.

Fiberglass-Composites

* Sold in Dec 2010 as was suggested by Barington

BARINGTON

Table of Contents

The Case For Change At Ameron

- The Barington Group strongly believes that the Company's vast value potential is not being realized.

  - Given Ameron's long list of positive attributes – including a healthy, asset-rich balance sheet, valuable joint ventures, attractive end markets and leading market positions for its businesses – the Barington Group believes that the Company's common stock is significantly undervalued and could be worth substantially more if Ameron was better managed.

- As a significant stockholder of Ameron, the Barington Group also lacks confidence in the commitment of the Ameron Board to protect stockholder interests based on the Board's track record in the areas of CEO compensation, corporate governance and related party transactions.

The Barington Group Believes Ameron's Vast Value Potential Is Not Being Realized

- It is our belief that James S. Marlen, the Company's Chairman, President and Chief Executive Officer, has undermanaged Ameron for years – failing to take full advantage of the tremendous opportunities for long-term value creation available for the Company.
  - The Company has underperformed its peers and the market as a whole for the past one, two and three-year periods.
  - The profitability of all business segments for which Marlen has been responsible for managing, other than Fiberglass-Composites, has decreased over his 16½ year tenure as CEO.
  - While the Ameron Board has been quick to point out that the Company's stock has increased in value over the 16½ year tenure of Mr. Marlen, we believe that is more of a testament to the Company's valuable joint ventures and periodic assets sales than the management skills of Mr. Marlen.
  - Absent the sale of TAMCO in October, Ameron would have been significantly less profitable in fiscal 2010.
- We believe that if the Company was better managed and was more transparent to investors, the Company's stock would trade well above $100 per share (See Appendix B for Barington's estimated valuation of Ameron).
  - D.A. Davidson & Co. analyst Brent Thielman recently noted in his January 31, 2011 research report that the Company's stock trades at a significant discount to the implied value for its shares. **Based on his analysis, the Company's stock is worth $109 per share.**

BARINGTON

Ameron Has Underperformed its Peers and the Market as a Whole Over the Past One, Two and Three-Year Periods (1)

	One Year (2/15/10 – 2/15/11)	2 Years (2/15/09 – 2/15/11)	3 Years (2/15/08 – 2/15/11)
Ameron	+8.21%	+46.99%	-24.80%
Peer Group (2)	+35.71%	+117.44%	+25.95%
NYSE Composite Index	+19.54%	+69.74%	-6.54%
Russell 2000 Index	+32.08%	+91.19%	+16.89%
S&P SmallCap 600 Index	+31.54%	+92.21%	+17.00%

1. This table indicates the share price performance of Ameron versus the peer group and several indices over the time periods indicated (assuming the reinvestment of dividends). Performance data obtained from Capital IQ.
2. According to the Company's Form 10-K for the fiscal year ended November 30, 2010, the peer group utilized by the Company for performance comparisons currently consists of Dresser-Rand Group, Inc., Gibraltar Industries, Inc., Insituform Technologies, Inc., Lufkin Industries Inc., Martin Marietta Materials Inc., National Oilwell Varco, Inc., Northwest Pipe Company, Texas Industries, Inc., Trinity Industries, Inc., Valmont Industries, Inc. and Vulcan Materials Company.

Joint Ventures and Assets Sales Have Contributed Significantly to Ameron's Overall Profitability

Numbers in thousands

Joint ventures have contributed 29.5% of Ameron's annual net income between 2004 and 2009. <u>These joint ventures were already in place when Mr. Marlen took office in 1993</u>, which he has failed to materially expand or supplement with new joint ventures during his tenure.

Approximate Joint Venture Contribution to Company Net Income


$20,000
$15,000
$10,000
$5,000
$0
($5,000)
72%
39%
26%
25%
22%
-7%
1%
2004
2005
2006
2007
2008
2009
2010

Over Mr. Marlen's tenure, he has sold a number of the Company's businesses and assets, which have helped enhance the reported financial results of the Company.

Approximate After Tax Contribution of Asset Sales to Company Net Income


$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
63%
0%
11%
0%
0%
1%
69%
2004
2005
2006
2007
2008
2009
2010

Source: Company filings

BARINGTON

The Barington Group Lacks Confidence in the Commitment of the Ameron Board to Protect Stockholder Interests

- The Ameron Board has a history of paying what we believe to be exceedingly high executive compensation.
- The Company's officers and directors also have a history of low insider ownership of the Company's common stock. Ameron did not have a minimum stock ownership and retention policy until after we publicly called for the Board to implement such a policy in March 2010.
- The Company has a "fortress" of anti-takeover defenses in place which facilitate the entrenchment of the Board and the Company's CEO. These include:
    - a staggered Board of Directors;
    - the absence of majority voting bylaw provision;
    - restrictions on the ability of stockholders to call a special meeting or act by written consent;
    - the ability of the Board to amend the Company's Bylaws without stockholder approval;
    - a stringent advance-notice bylaw provision for stockholder nominations and proposals; and
    - an 80% supermajority voting requirements for stockholders to amend the Bylaws or approve certain types of business combinations.
- The Board lacks an independent chairman and a permanent lead independent director.
- All three of Mr. Marlen's sons have been employed by the Company or one of its joint venture partners in senior positions without the knowledge of stockholders.

We believe that the Ameron Board has done a poor job of aligning management and stockholder interests and has given stockholders little reason to believe that their concerns will be addressed in the boardroom

Executive Compensation

- From 2004-2009, the Board paid Mr. Marlen over $45.3 million in total compensation.[1] Over the same time period, the average cumulative compensation paid to CEOs of the peer group the Board's Compensation Committee utilized for comparability purposes was $28.3 million. The Board therefore paid approximately $17 million (60%) more in total compensation than was paid on average to the CEOs in the Company's self-selected peer group.
- Of additional concern is the fact that Ameron is so much smaller by virtually every metric (including revenue, EBIT, market capitalization and enterprise value) than the companies in the peer group.
- The three largest corporate governance and proxy advisory firms have raised concerns with respect to the Board's compensation practices:
  - ISS stated in its March 15, 2010 proxy report that there is a "pay-for-performance disconnect at the company" and has highlighted concerns with respect to the Company's benchmarking practices in its proxy reports for Ameron in each of the past three years.
  - Glass Lewis & Co. has given Ameron a "D" grade in the area of pay-for-performance in its 2009 and 2010 proxy reports.
  - The Corporate Library has given the Company a "Very High Concern" rating with respect to its compensation practices in its October 2010 profile of the Company, noting that "without proper peer groups, established medians for benchmarking purposes become automatically inflated."
- Following criticism of Ameron's executive compensation program, the Company's Compensation Committee established a new peer group for the fiscal year ended November 30, 2011, composed of companies with revenues closer to that of Ameron. Unfortunately, the new peer group was not used by the Compensation Committee for purposes of establishing Mr. Marlen's 2010 compensation.

1. 2010 compensation data excluded from comparison because not all peer group members have released 2010 CEO compensation data. Mr. Marlen earned $3,930,100 in fiscal year 2010 according to the Company's 2011 proxy statement.

Comparable CEO Cumulative Compensation

James Marlen's cumulative 2004-2009 compensation of $45.3 million is approximately 60% greater than the average compensation paid to his peers over the same time period

	2004	2005	2006	2007	2008	2009	Cumulative	Enterprise Value	% of EV
Merrill Miller *National Oilwell Varco*	$1,133,147	$3,598,762	$4,932,064	$6,563,670	$9,759,152	$7,019,144	**$33,005,939**	**$26,507,732,550**	0.12%
Donald James *Vulcan Materials*	$2,621,105	4,135,946	$16,022,487	$14,357,440	$9,535,784	$11,089,859	**$57,762,621**	**$8,096,359,930**	0.71%
Stephen Zelnak *Martin Marrietta*	$2,094,972	$3,571,476	$9,474,537	$11,229,152	$8,085,519	$5,808,927	**$40,264,583**	**$4,862,071,660**	0.83%
Timothy Wallace *Trinity Industries*	$4,804,311	$4,865,846	$7,432,879	$8,746,962	$7,464,762	$4,241,760	**$37,556,520**	**$4,899,788,160**	0.77%
Vincent Volpe *Dresser-Rand Group*	$2,691,568	$1,136,978	$12,167,523	$7,850,346	$2,544,770	$5,967,451	**$32,358,636**	**$3,586,574,080**	0.90%
Mogens Bay *Valmont Industries*	3,898,604	$4,944,292	$5,630,744	$6,821,131	$5,428,892	$5,483,760	**$32,207,423**	**$2,707,504,000**	1.19%
Melvin Brekhus *Texas Industries*	$446,864	$1,037,369	$1,457,509	$7,858,330	$3,049,147	$1,244,483	**$15,093,702**	**$1,627,136,240**	0.93%
CEO *Schnitzer Steel*	$1,722,439	$3,655,393	$3,079,128	$5,895,950	$7,818,003	$3,824,617	**$25,995,530**	**$1,824,601,310**	1.42%
John Glick *Lufkin*	$775,247	$1,034,502	$3,015,263	$2,932,574	$2,130,712	$1,543,450	**$11,431,748**	**$1,747,621,820**	0.65%
James Marlen *Ameron*	**17,178,265**	**$3,801,445**	**$4,975,132**	**$5,964,378**	**$7,526,796**	**$5,868,157**	**$45,314,173**	**$532,018,690**	8.52%
Brian Lipke *Gibraltar Industries*	$1,397,644	$5,116,147	$2,650,778	$2,162,998	$2,401,400	$4,451,559	**$18,180,526**	**$510,023,290**	3.56%
Brian Dunham *Northwest Pipe*	$1,081,463	$848,918	$1,028,126	$1,230,554	$2,133,008	$730,225	**$7,052,294**	**$308,236,820**	2.29%
Average Annual Peer Comp	**$2,060,669**	**$3,085,966**	**$6,081,003**	**$6,877,192**	**$5,486,468**	**$4,673,203**	**$28,264,502**		

Note: Compensation includes salary, cash bonus, restricted stock awards, options and other compensation as defined in the Company's proxy statement.

Prior to June 2004, the Company had a supplemental retirement plan ("SERP") and an income deferral plan ("EDP") for certain U.S. executives. The SERP and the EDP were terminated in June 2004.

Comparable CEO Cumulative Compensation Relative to Valuation and Financial Metrics

Although Ameron ranks in the lowest percentiles relative to its self-selected peer group in market capitalization, enterprise value, cumulative 2004-2009 revenue and EBIT, its CEO ranks among the highest with respect to cumulative 2004-2009 total compensation

Numbers in millions	Market Capitalization	Enterprise Value	2004-2009 Cummulative Revenue	2005-2009 Cummulative EBIT	CEO Total Cummulative Comp 2004-2009	CEO Total Comp % of Cummulative 2005-2009 EBIT
National Oilwell Varco, Inc.	$33,614	$31,282	$47,602	$9,320	$33	0.4%
Vulcan Materials Company	$5,774	$8,444	$15,908	$2,696	$58	2.1%
Martin Marietta Materials Inc.	$4,007	$4,968	$10,161	$1,874	$40	2.1%
Dresser-Rand Group Inc.	$4,010	$3,959	$8,858	$1,242	$32	2.6%
Valmont Industries, Inc.	$2,704	$2,835	$7,583	$886	$32	3.6%
Trinity Industries Inc.	$2,474	$4,996	$16,219	$1,978	$38	1.9%
Lufkin Industries Inc.	$2,334	$2,255	$2,837	$477	$11	2.4%
Schnitzer Steel Industries Inc.	$1,730	$1,857	$3,313	$186	$26	14.0%
Texas Industries Inc.	$1,117	$1,630	$4,429	$396	$15	3.8%
Gibraltar Industries, Inc.	$328	$474	$5,364	$444	$18	4.1%
Northwest Pipe Co.	$217	$327	$1,770	$158	$7	4.5%
Ameron International	**$658**	**$452**	**$2,889**	**$231**	**$45**	**12.2%**
AMN Percentile	**2.0%**	**1.4%**	**6.1%**	**2.5%**	**78.4%**	**87.4%**

David Davenport, who has been nominated by the Board for reelection at the 2011 Annual Meeting, serves on the Board's Compensation Committee and, in our opinion, must take responsibility for the Company's track record in the area of CEO compensation

Stock Ownership of Management and Directors

Despite having been awarded over $30 million in equity stock grants and awards, James Marlen beneficially owned only 14,213 shares of stock as of February 10, 2010 – which was less than 2 months before the Barington Group publicly raised concerns with respect to the low level of insider ownership at Ameron in our March 2010 letter to Mr. Marlen.

	Common Stock Beneficially Owned as of Feb 2010	% of Shares Outstanding	Common Stock Beneficially owned as of Feb 2011	% of Shares Outstanding
Management				
Garry Wagner	33,744	0.36%	38,744	0.42%
James Marlen	14,213	0.15%	28,484	0.31%
Stephen Johnson	6,642	0.07%	6,642	0.07%
James McLaughlin	7,648	0.08%	7,488	0.08%
Mark Nowak	5,394	0.06%	6,126	0.07%
Dennis Poulsen	4,433	0.05%	4,433	0.05%
Ralph Friedrich	2,268	0.03%	2,998	0.03%
Wade Wakayama	1,334	0.01%	1,334	0.01%
Christine Stanley	1,318	0.01%	2,424	0.03%
Leonard McGill	-	-	3,000	0.03%
Terrence O'Shea	575	0.00%	1,516	0.02%
Directors				
Terry Haines	18,980	0.15%	20,780	0.22%
John Peppercorn	9,400	0.10%	14,200	0.15%
Michael Hagan	8,352	0.09%	10,152	0.11%
David Davenport	4,000	0.04%	6,550	0.07%
William Horsfall	4,500	0.05%	6,300	0.07%
Barry Williams	-	-	1,800	0.02%

Action Only Seems to be Taken by the Ameron Board in Response to Stockholder Pressure

- Over the past year, the Ameron Board has taken a number of steps that we have pressed for to improve corporate governance at the Company (although many have been implemented in a manner which raises questions as to whether the Board is actually committed to good corporate governance or was just trying to appease stockholders). These have included:
  - the establishment of a minimum stock ownership policy for directors and executive officers in June 2010 (although the policy provides Mr. Marlen, who is slated to retire in March 2012, with five years to satisfy the new minimum stock ownership requirements).
  - the amendment of the Company's Bylaws in August 2010 to provide for the appointment of an independent Chairman (although the amendment passed by the Board will not take effect until after the retirement of Mr. Marlen in March 2012). A similar amendment, which the Board opposed, was on the ballot last year and received the support of over 67% of the shares voting at the 2010 Annual Meeting.
  - the establishment of a new "peer group" composed of companies with revenues closer to that of the Company for use by the Compensation Committee to establish executive compensation for the fiscal year ending November 30, 2011 (Unfortunately, the new peer group was not used by the Compensation Committee for purposes of establishing Mr. Marlen's 2010 compensation).
  - the adoption of a written policy regarding the review, approval or ratification of related party transactions in January 2011. The Company also finally disclosed information in its 2011 proxy statement regarding the sons of Mr. Marlen that had been employed by the Company or one of its joint venture partners without the knowledge of stockholders.

The Barington Group lacks confidence in the commitment of the Ameron Board to continue to take action to protect stockholder interests in the absence of stockholder pressure

Timeline of Events


$85
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$75
$70
$65
$60
$55
3/29/2010
4/29/2010
5/29/2010
6/29/2010
7/29/2010
8/29/2010
9/29/2010
10/29/2010
11/29/2010
12/29/2010
1/29/2011
1
2
3
4
5
6
7
8

1	**03/29/10**	Barington sends letter to Mr. Marlen stating that it believes Ameron's common stock is significantly undervalued and provides suggestions to improve shareholder value.
2	**03/31/10**	Company holds 2010 Annual Meeting. Over 67% of the shares voting at the 2010 Annual Meeting vote in favor of amendment requiring the Chairman of the Board to be an independent director despite the Company opposing the amendment.
3	**06/25/10**	Company announces that the Board has approved a new stock ownership requirement and retention policy, a suggestion that Barington recommended in its March letter. Company also announces that the Board has amended the advance notice provisions contained in the Bylaws to expand the disclosure required from stockholders to nominate directors for election at a stockholder meeting.
4	**08/04/10**	The Company announces that the Board has amended the Company's Bylaws to provide for the separation of the offices of CEO and Chairman and for the Chairman to be independent (effective after the retirement of Mr. Marlen in March 2012).
5	**09/15/10**	Company announces the signing of a definitive agreement to sell its 50% ownership stake in TAMCO for $82.5 million in cash.
6	**10/22/10**	Company announces the closing of the sale of TAMCO.
7	**01/05/11**	Barington sends a letter to the independent directors recommending, among other things, that the Board investigate the employment of Mr. Marlen's sons by the Company or one of its joint venture partners which have not been disclosed to stockholders.
8	**01/31/10**	Ameron reports 2010 results, announcing net income for the year of $46.3 million. Earnings for the year included a pretax gain of $48.4 million on the sale of TAMCO. The Company did not announce what Ameron's normalized earnings were for the year, net of one-time gains and extraordinary items.

We believe that the actions taken by Ameron in response to our efforts have already begun to improve shareholder value

Table of Contents

The Barington Group's Plan for Value Creation at Ameron

- If elected, the Barington Group's nominee would work constructively with the Ameron Board to implement the following changes to improve shareholder value at Ameron:
  - strategically focus on the Company's Fiberglass-Composite Pipe business and conduct a detailed assessment of the Company's remaining businesses;
  - contain costs;
  - hire a new CEO;
  - appoint an Independent Chairman;
  - improve the Company's corporate governance; and
  - improve corporate communications and transparency.

Strategically Focus on Fiberglass-Composite Business; Conduct Detailed Assessment of Remaining Businesses

- It is the Barington Group's belief that Ameron should aggressively pursue opportunities to grow its core Fiberglass-Composite Pipe Group.
  - We believe that this is the Company's strongest division, with the highest margin and growth potential and the most favorable long-term prospects.
  - We believe that the Company should explore all avenues to expand this division, including through acquisitions, organic growth (including product line extensions and entry into new market segments) and strategic joint ventures.
- With respect to the Water Transmission Group and the Infrastructure Products Group – the Company's divisions which have faced decreasing earnings and profitability for an extended period of time – we recommend that the Company conduct a detailed assessment to determine the long-term viability and return on capital potential for each of the businesses in these divisions.
  - This assessment should include, among other things, an analysis of the strengths, weaknesses, competitive landscape and near and long-term growth opportunities across critical customer segments for each business, as well as implications for further value creation through operational improvements, additional capital expenditure or restructuring.
  - Once this assessment is completed, we believe that the Board should formulate a detailed strategic plan with management for the Water Transmission Group and the Infrastructure Products Group, and then ensure that this plan is executed in a timely manner.

Gerber Scientific, Lancaster Colony and Stewart & Stevenson Services have each successfully implemented similar plans at the suggestion of Barington

Contain Costs

- It is the Barington Group's belief that Ameron should more aggressively manage selling, general and administrative (SG&A) expenses.
  - According to publicly reported numbers for the last twelve month period, SG&A expenses relative to revenue at Ameron were approximately 20% versus approximately 11% for Ameron's peer group, while corporate expenses relative to revenue at Ameron were approximately 8% versus approximately 2% for the peer group.
  - We believe that Management should also employ strict return on capital guidelines on future expenditures to help ensure effective expense and capital controls.
- In the area of executive compensation, we believe that the Company needs to address the pay-for-performance disconnect that has been identified by a number of corporate governance and proxy advisory firms at the Company.
  - From 2004 through 2009, the Board paid Mr. Marlen over $45.3 million in total compensation, which is approximately 12.2% of the Company's cumulative EBIT over this time period, an astonishingly high percentage of the Company's earnings in our opinion.
  - In contrast, the average cumulative compensation paid to the CEOs of Ameron's peer group was approximately $28.3 million over the same time period, which is approximately 1.6% of the average cumulative EBIT of the peer group.
  - If elected, the Barington nominee will work to establish new executive compensation guidelines that better align pay with performance and reduce Ameron's overall compensation levels to that of similarly sized peer companies.

Hire a New Chief Executive Officer

- The Barington Group believes that the Company should promptly hire a new CEO – someone with exceptional integrity and proven managerial experience, who possesses the leadership and executive skills to energize Ameron's employees and grow its core businesses.
  - Despite the fact that the Company announced on March 22, 2010 that the Board intends to begin a search for a new CEO in "early 2011," we lack confidence in the Board's commitment to promptly replace Mr. Marlen.
  - The Barington Group believes that the Board will have failed to identify a successor to Mr. Marlen by the date of the 2011 Annual Meeting.
  - As a director of Ameron, the Barington nominee will work to ensure that a new, highly qualified CEO is promptly identified and that stockholder concerns are addressed in the hiring process (including with respect to the structuring of CEO compensation).

Appoint an Independent Chairman and Improve Corporate Governance

- The Company announced in a March 22, 2010 press release that once a new CEO is hired, Mr. Marlen will remain on the Board as Executive Chairman through March 2012. The Barington Group believes that Mr. Marlen will seek to remain on the Board as a non-independent director after March 2012 until the expiration of his term in 2014.
  - Once a new CEO is appointed, the Barington nominee will recommend that Mr. Marlen resign from the Board and that an independent Chairman be appointed.
  - It is our belief that retaining Mr. Marlen on the Board could undermine the new CEO's ability to lead the Company and pursue his own strategic direction, as well as create confusion within the Company as to who is ultimately in charge.
- We believe that the Company has an extremely poor governance profile, which facilitates the entrenchment of the Board and demonstrates a disregard for stockholder interests. If elected, the Barington nominee will aggressively work to improve the corporate governance of the Company to make Ameron more responsive to stockholder wishes by, among other things:
    - seeking to remove the Company's staggered board of directors;
    - implementing a majority-voting Bylaw for the election of directors; and
    - removing the 80% supermajority voting requirements for stockholders to amend the Bylaws or to approve certain types of business combinations.

Improve Corporate Communications and Transparency

- Finally, it is the Barington Group's belief that the Company's communication with the investment community has been inadequate and that transparency is in need of improvement at Ameron.
  - We note, for example, that Ameron does not conduct quarterly or annual earnings conference calls, which we believe is a standard practice for most exchange listed companies.
  - The Company's management team also does not participate in investor conferences or road shows.
- If elected to the Board, the Barington nominee would strongly recommend that the Company address these concerns by beginning to hold investor conference calls and taking other steps to augment its communication and interaction with the investment community.
  - The Barington nominee would also recommend that Ameron publicly disclose its strategic plan to stockholders.

Table of Contents

The Barington Group's Nominee

James A. Mitarotonda

- 56 years old
- Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a small and mid-capitalization value fund, since January 2000.
- Co-Founder, Chairman, President and CEO of Barington Capital Group, L.P., a full service investment banking and brokerage firm specializing in small-cap and emerging growth companies, from 1991 - 1999.
- Former Co-Founder, Chairman and Co-CEO of Commonwealth Associates, an investment boutique firm (now known as the ComVest Group).
- Former Head of Citibank's New York Home Equity Financing and Credit Service.
- MBA from New York University.
- Member of the Board of Directors of Griffon Corporation, A. Schulman, Inc., The Pep Boys – Manny, Moe & Jack and Gerber Scientific, Inc. If elected at the 2011 Annual Meeting, Mr. Mitarotonda would resign from the board of one of these companies to ensure that he has ample time to dedicate to the affairs of Ameron.
- Participant in director continuing education programs through New York University's Directors' Institute and the Outstanding Directors Exchange (ODE).

The Barington Group's Nominee (Cont'd)

- Mr. Mitarotonda has represented stockholder interests on ten public company boards.
- Nominated in 2010 for the ODE's "Outstanding Director Award" for his contributions to the A. Schulman, Inc. Board.
- Mr. Mitarotonda has worked constructively as a "lone" or "minority" director to improve shareholder value on the boards of companies such as Register.com, A. Schulman and Gerber Scientific.
- The Barington Group has a well established track record of improving corporate governance at the companies they invest in. Barington has helped facilitate governance improvements such as the removal of "poison pill" rights plans, staggered boards of directors and supermajority voting requirements.
- Mitarotonda (or Barington) has been publicly credited for accomplishments at:

A. Schulman

"Ernest Novak Jr., an A. Schulman director since 2003, did not welcome Mitarotonda with open arms, but that changed after witnessing Mitarotonda's operational approach. 'When you first meet hedge funds, you fear they want their 25% [return] and get out,' he says. However, soon after Mitarotonda joined the board he acted as an 'an equity owner in a company looking for the best way to monetize his return.'"

"Mitarotonda's working-capital improvements and cost-cutting measures helped boost A. Schulman's cash nearly threefold, to about $216 million, and its once-unprofitable North American unit recorded a $200,000 gain in the recent quarter."

– The Deal Magazine April 30, 2010

Dillard's

"Observers attribute at least some of the change to activist efforts of Barington Capital Group and The Clinton Group, which lobbied the firm in 2008 to refine its operations and ultimately cut a deal with management to put four outside directors on the Board." ... [The Dillard] family would never admit that they gave in to those investors, but it did quicken their game. They acted like they never responded, but they did respond."

– Dillard's, Penny's See Profit Spikes, Women's Wear Daily (Nov. 15, 2010)

Warnaco

"Barington forced our hand to do some things sooner. It accelerated our need to take action on our underperforming businesses"

– Warnaco Spokesperson, Warnaco Rallies, Crain's NewYorkBusiness.com (June 17, 2007)

BARINGTON

Barington Company Equity Partners, L.P. - Performance

- Barington Companies Equity Partners, L.P. (the "Fund") is a value-driven activist investment fund that was established by James Mitarotonda in January 2000.
- The Fund typically invests in companies with a market capitalization from $100 million to $2 billion in sectors where Barington has strong operational expertise and experience, such as consumer products and staples, industrials, retail, apparel, footwear, chemicals and automotive services. The Fund's typical investment time horizon is three to five years.
- Like other hedge funds, the Fund experienced redemptions in 2008 due to the severe economic recession, primarily from fund-of-funds. That said, the Fund's individual investments have emerged from the recession stronger, helping the Fund to deliver a 52.39% and 29.69% return in 2009 and 2010, respectively.[1]

	Cumulative Return (12/31/00 – 12/31/10)	CAGR (12/31/00 – 12/31/10)
Barington [1]	**+218.7%**	**+11.1%**
Russell 2000	+79.7%	+5.5%
DJIA	+22.5%	+1.9%
S&P 500	4.6%	+0.4%
NASDAQ	-31.1%	-3.3%

1. Net results after a 2% management fee and a 20% performance allocation
All index returns calculated assuming reinvested dividends
Source: Capital IQ, 12/31/2010
Past performance is not indicative of future results

Case Study: Lancaster Colony Corporation

Manufacturer and marketer of consumer products with focus on specialty food products for the retail and foodservice markets

Screening & Analytics

- Market cap of ~$1.2 billion
- Conglomerate with three diverse operating business segments
- Ability to realize higher value from operational improvements and efficiencies
- Opportunity to divest capital-intensive Glassware and Automotive businesses
- Cash from non-core divestitures would strengthen already pristine balance sheet

Stock Price Performance



180%
160%
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120%
100%
80%
60%
40%
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
Jul-10
Jan-11
LANC
S&P 500

Active Strategy

- Encouraged Board to pursue the sale of non-core businesses and reduce corporate level expenses that resulted from the Company's "holding-company" structure
- Encouraged Board to increase stock repurchases and return Foods segment to historical levels of profitability
- Nominated three persons to the Board of Directors

- In March 2007, Barington filed a Schedule 13D recommending that the Company implement measures to improve the Company's profitability and share price performance. These measures included the divesture of the Company's non-core automotive and glassware and candles segments, the reduction of corporate level expenses resulting from Lancaster's "holding-company" structure and the implementation of initiatives to return the Specialty Foods segment to historical levels of profitability.
- In October 2007, Lancaster Colony and Barington reached an agreement that avoided a proxy contest. The Company agreed to appoint a new independent director mutually acceptable to Barington and the Board and to form a task force to improve the Company's operations, productivity and profitability. The Company also agreed to implement certain corporate governance initiatives, establish a goal to repurchase more common stock and work toward completing its strategic review process for the Company's non-food businesses by August 31, 2008.
- In 2008, the Company proceeded to sell its non-core automotive and consumer and floral glass operations, added a new independent director to the Company's Board with food industry experience and exceeded its share repurchase goals.
- As a result, Lancaster significantly outperformed the Russell 2000 and S&P Midcap 400 Index in 2008.
- In March 2009, Barington publicly released a letter it sent to the Company's CEO commending him for the Company's performance in a challenging economic environment.

BARINGTON

Case Study: The Warnaco Group, Inc.

Designer and manufacturer of intimate apparel, sportswear and swimwear worldwide

Screening & Analytics

- Market cap of ~$850 million
- Company had a number of outstanding brands such as Speedo, Calvin Klein and Chaps
- A string of operational disappointments and financial restatements had severely depressed the stock

Stock Price Performance



450%
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Jul-03
Apr-04
Jan-05
Oct-05
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Jan-08
Oct-08
Jul-09
Apr-10
Jan-11
WRC
S&P 500

Active Strategy

- Met with management to discuss recommendations to improve shareholder value
- Maintained dialogue with CEO

- In September 2006, Barington met with Warnaco's management to discuss ways to improve execution in light of the Company's operating disappointments. Barington made specific operational suggestions to management designed to improve gross and EBITDA margins through SG&A reductions, corporate expense reductions and better merchandising. Barington also recommended that the Company dispose of non-core brands and licenses, especially underperforming divisions of the Company's intimate apparel and swimwear segments.
- Company CEO Joe Gromek implemented most of Barington's suggestions. Warnaco disposed of non-core underperforming assets and improved execution by Warnaco's senior management team, resulting in the improvement of margins.
- Warnaco publicly credited Barington with forcing the Company to make positive changes and Barington publicly complemented the performance of the Company's CEO. "Barington forced our hand to do some things sooner," a Warnaco spokesman stated. "It accelerated our need to take action on our underperforming businesses." (Warnaco Rallies, Crain's NewYorkBusiness.com, June 17, 2007)

BARINGTON

Case Study: Stewart & Stevenson Services, Inc.

Diversified industrial company with five divisions that manufactured, assembled and serviced engine-driven products in a wide range of segments including defense, power products, distributed energy and aircraft towing

Screening & Analytics

- Market cap of ~$350 million
- Mini-conglomerate with ability to realize higher value in restructuring of segments
- Strong franchise in defense segment which supported the losses of the Company's four other segments
- Bloated cost structure
- Healthy balance sheet and dividend

Stock Price Performance



120%
100%
80%
60%
40%
20%
0%
-20%
Jan-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06
SVC
S&P 500

Active Strategy

- Notified Company of intention to seek representation on the Board in 2004
- Met with Max Lukens, the Company's new Chairman, regarding recommendations to improve shareholder value which he informed us he agreed with
- Mr. Lukens became CEO and began implementing initiatives consistent with Barington's recommendations

- The market reacted favorably to the Company's restructuring efforts lead by CEO Max Lukens. Barington did not see the need to seek board representation and remained a supportive shareholder of Mr. Luken's restructuring initiatives.
- In 2004, the Company announced the sale of the Company's airline tug business, cost reductions and streamlining at the Company's power products segment, and the wind-down of the Company's unprofitable distributed energy segment.
- In September 2005, the Company announced agreement to sell substantially all of the operating assets of its Engineered Products Division for $60 million in cash.
- In October 2005, the Company announced agreement to sell substantially all of the operating assets and business of its Power Products Division for $180 million in cash.
- In February 2006, Armor Holdings Inc. agreed to buy the Company for $35 per share.
- The sale to Armor Holdings was ultimately completed on May 25, 2006 for approximately $1.1 billion or $36.50 per share.

Case Study: Steven Madden, Ltd.

Designer, manufacturer, distributor and retailer of designer footwear

Screening & Analytics

- Market cap of ~$250 million
- Designer and retailer of fashion forward footwear
- Strong fashion brand managed poorly by under-qualified management team while Mr. Madden was in jail
- Strong balance sheet with large cash position
- Weak corporate governance

Stock Price Performance



600%
500%
400%
300%
200%
100%
0%
Mar-04
Nov-04
Jul-05
Mar-06
Nov-06
Jul-07
Mar-08
Nov-08
Jul-09
Mar-10
Nov-10
SHOO
S&P 500

Active Strategy

- Filed Schedule 13D to make specific recommendations regarding management, cost cutting, corporate governance, stock buybacks, dividends and other methods to improve shareholder value
- As a result of management's subsequent refusal to meet with us, engaged in public letter-based dialogue with Company

- As the 2004 notification date for a potential proxy solicitation approached, Barington entered into a settlement agreement with the Company that resulted in the Board authorizing a $35 million stock buyback, the appointment of an additional independent director to the Board with a strong retail background (Harold Kahn), the appointment of a lead independent director and quarterly meetings between Barington and the Board of Directors.
- Barington made several suggestions for operational improvements which were implemented by the Company over the course of the year. These improvements resulted in margin expansion and significant earnings growth at the Company.

Case Study: The Pep Boys – Manny, Moe & Jack

Automotive aftermarket retail and service chain

Screening & Analytics

- Enterprise Value of ~$1.3 billion
- Significant opportunity for margin improvement
- Sizable real estate portfolio with 593 stores and 6,000+ attached service bays
- Company performing poorly versus its competitors
- CEO executing flawed turnaround plan

Stock Price Performance


PBY
S&P 500

Active Strategy

- Stressed to Board that CEO needed to be replaced and current turnaround plan was ineffective
- In March 2006, informed Board of Barington's intention to nominate a slate of directors at next Annual Meeting
- Continued to urge the Board to change the CEO and review strategic direction of the Company

- On August 3, 2006, Barington reached an agreement with Pep Boys to appoint four new members to the Board, including James Mitarotonda. This agreement was reached after the Company's CEO resigned on July 17, 2006, a development Barington had been calling for since late 2005.
- Michael Odell appointed as the new CEO on September 22, 2008. He previously served as Executive Vice President and General Manager of Sears Retail & Specialty Stores and Vice President of Stores, Finance, and Operations of Sears Automotive Group.
- Since Barington's representatives have joined the Company's Board, Pep Boys has consummated four sale leaseback transactions (involving 97 store properties) which raised over $370 million in aggregate proceeds, reduced Pep Boys' indebtedness by more than $300 million, realized over $80 million in cost reductions and implemented a new operating strategy geared at growing the Company's service center business and returning Pep Boys to its core competencies.

Case Study: The Pep Boys – Manny, Moe & Jack

- On October 13, 2009, the Company announced its purchase of Florida Tire, an Orlando-based service and tire provider. The Company said it expects the acquisition, which will add 10 new service and tire centers, to generate annual sales of over $14 million and be accretive to earnings in its first year of operation. In total, the Company added 24 new service and tire centers in 2009.
- Pep Boys met its 2009 "Back in Black" commitment by returning to profitability in the first quarter of 2009 and the Company has remained profitable for each quarter since.
- On February 17, 2010, the Company announced that it had amended its bylaws to provide shareholders holding an aggregate of 15% of the Company's outstanding shares with the right to call a special meeting of shareholders. Barington supported this amendment and takes pride in the market-leading governance practices at Pep Boys. Prior to this corporate governance improvement, the Company's RiskMetrics/ISS Corporate Governance Quotient indicated that Pep Boys' corporate governance outperformed 98% of the companies in the Standard & Poor's 600 Index. This is a significant increase from the 78.3% RiskMetrics/ISS rating that the Company had prior to representatives of Barington joining the Board in 2006.

Case Study: A. Schulman, Inc.

Manufacturer and supplier of high-performance plastic compounds and resins

Screening & Analytics

- Consistent free cash flow generation and strong dividend
- Healthiest balance sheet in industry
- Market share leader in both North American and European markets
- Very high working capital levels
- Significant consolidation opportunities in industry
- Turnaround opportunity, especially for North American division that had been unprofitable for ~10 years

Stock Price Performance



200%
180%
160%
140%
120%
100%
80%
60%
40%
Apr-05
Feb-06
Dec-06
Oct-07
Aug-08
Jun-09
Apr-10
Feb-11
SHLM
S&P 500

Active Strategy

- Encouraged the Board to consider all strategic alternatives to maximize shareholder value
- Encouraged more efficient management of working capital and the development of a plan to reduce expenses and improve gross margins
- Encouraged a strategy to turn around unprofitable North American division
- Advocated replacement of CEO

- In October 2005, Barington and the Company jointly announced an agreement to avoid a proxy contest that included the appointment of James Mitarotonda and a mutually acceptable independent director to the Board, the development and execution of a strategic plan to improve operations and profitability as well as the implementation of measures to improve the Company's corporate governance, including the establishment of a lead independent director.
- In October 2006, Barington and the Company jointly announced a second agreement that included the appointment of two new directors to the Board, the formation of a special Board committee (which included James Mitarotonda) to oversee the creation of a detailed operating budget and business plan to improve the Company's operations and profitability, and the termination of the Company's shareholder rights plan.
- In November 2007, Barington and the Company jointly announced a third agreement that included the retirement of Terry Haines, Chairman, President and CEO, by March 1, 2008. In December 2007, the Company named Joseph Gingo as President and CEO, effective January 1, 2008. Mr. Gingo previously served as an executive at Goodyear Tire & Rubber. An additional independent director was also added to the Board.

Case Study: A. Schulman, Inc.

- During the time of Barington's involvement with A. Schulman, the Company hired a new CEO and a significantly stronger senior management team and added new directors to the Board with relevant operating experience. The Company also reduced its net working capital by approximately $130 million from 8/31/2005 to 5/30/201. As a result, cash flow from operations was $181.5 million for fiscal year 2009 as compared to $65 million in fiscal 2007. Operating expenses were also materially reduced and the Company substantially improved its corporate governance by, among other things, removing the Company's staggered board of directors and "poison pill" rights plan (leading to a RiskMetrics/ISS Corporate Governance Quotient increase of 30 percentage points).
- In December 2009, the Company announced that it has signed an agreement to acquire all of the outstanding stock of ICO, Inc (Nasdaq: ICOC) for $105 million in cash and 5.1 million shares of A. Schulman common stock. The transaction, which closed on April 30, 2010, will increase the Company's global presence substantially and is expected to contribute approximately $150 million annually to the Company's revenues.
- On January 6, 2010, the Company announced that its North American Division turned profitable, as a result of a reduction in capacity, improved product mix and other restructuring efforts.
- In March 2010, the Company announced that it had purchased McCann Color, Inc., a producer of high-color concentrates.

Case Study: Gerber Scientific, Inc.

A diversified manufacturing company

Screening & Analytics

- A grouping of small, loosely related and technology dependent businesses that Barington believes lacks the scale to deliver adequate returns to shareholders and compete effectively over the long run
- Enterprise Value of ~$177 million
- Significant opportunity for margin improvement
- Company was performing poorly versus its peers

Stock Price Performance



180%
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Aug-09 Oct-09 Dec-09 Feb-10 Apr-10 Jun-10 Aug-10 Oct-10 Dec-10 Feb-11
GRB
S&P 500

Active Strategy

- Reduce the size of corporate-level expenses and R&D
- Initiate a strategic review to determine the long-term viability and return on equity potential of each of the Company's businesses.
- Use proceeds from divestitures to pay down debt and begin to return capital to shareholders

- In the 3rd Quarter of 2009, James Mitarotonda and Javier Perez, a former McKinsey & Company partner and a Senior Portfolio Advisor to Barington, met with the Chairman of the Board and the President and CEO of the Gerber Scientific to present Barington's plan to improve shareholder value at the Company. They indicated that they agreed with Barington's strategic approach and invited Mr. Perez to join the Gerber Board.
- On September 2, 2009 the Company announced that it had completed the sale of its laser marking and engraving business unit, a transaction that Barington supported, and will use the proceeds to further reduce its outstanding debt and increase flexibility under its existing credit facility.
- On September 17, 2009 the Company held its 2009 annual meeting of shareholders. At the meeting, Mr. Perez was elected to the Company's Board of Directors.
- On March 4, 2010 the Company reported that in the third quarter of fiscal 2010 total outstanding debt was reduced by $6.0 million to $45 million, with total debt having been reduced by $28.5 million since the Company's April 30, 2009 fiscal year end.

BARINGTON

Case Study: Gerber Scientific, Inc.

- On June 8, 2010 Gerber Scientific announced that it had appointed James A Mitarotonda, the Chairman and CEO of Barington Capital Group, L.P., to serve as a director of the Company.
- On August 2010 the Company announced its financial results for fiscal 2011 first quarter. Revenue for the quarter increased 8.2% to $118.3 million from $109.4 million for the comparable period last year. Net income for the quarter was $1.5 million, or $0.06 per diluted share, compared with $0.5 million, or $0.02 per diluted share, for the same period last year. In addition to top line improvements, currency neutral gross profit margin was up 100 basis points and the Company generated $7.2 million of net operating cash flow. The strong performance allowed the Company to reduce outstanding debt by $7 million during the quarter, and brought total debt reduction to $35.5 million - or down nearly 50%.
- In December 2010, the Company announced that it had entered into an agreement to sell Gerber Coburn, its ophthalmic lens processing business, to Coburn Technologies, Inc. for $21.0 million. The Company expects to use the net proceeds of approximately $19 million to reduce its outstanding debt and for general corporate purposes.

Table of Contents

Conclusion

- Stockholders are urged to support the election of James A. Mitarotonda to the Board of Directors of Ameron at the Company's 2011 Annual Meeting by voting on the WHITE proxy card. Mr. Mitarotonda is committed to working constructively with the other members of Ameron's seven-member Board to improve the Company's operations, profitability and corporate governance. The Annual Meeting is scheduled to be held at 10:00 a.m. (local time) on Wednesday, March 30, 2011 at the Pasadena Hilton Hotel in Pasadena, California.

- For additional information and updates leading up to the 2011 Annual Meeting, please visit the Barington Group's website at www.ourmaterials.com/ameron. If stockholders have any questions or require assistance voting the WHITE proxy card, please contact the Barington Group's proxy solicitor, MacKenzie Partners, Inc., at its toll-free number: (800) 322-2885 or at proxy@mackenziepartners.com.

Table of Contents

BARINGTON

Financial Snapshot

Revenue & Backlog



Revenue
Backlog
$700
$600
$500
$400
$300
$200
$300
$250
$200
$150
$100
$50
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
Revenue
Backlog

EBIT & EBIT Margin



EBIT
Margin
$60
$48
$36
$24
$12
$0
20%
16%
12%
8%
4%
0%
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
EBIT
Margin

CapEx & D&A



CapEx
D&A
$75
$60
$45
$30
$15
$0
$30
$25
$20
$15
$10
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
CapEx
D&A

Net Income & Net Income Margin



Net Income
Margin
$56
$48
$40
$32
$24
$16
$8
$0
20%
16%
12%
8%
4%
0%
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
Net Income
Margin

Source: Company filings

BARINGTON

Fiberglass - Composite Pipe Group

<table>
<tr><th colspan="2">Ameron Fiberglass - Composite Pipe Business Profile</th></tr>
<tr><td colspan="2">Headquartered in Houston, Texas and in operation since 1960, the Fiberglass-Composite Group provides a comprehensive line of piping products for a variety of industrial uses.
The key differentiating quality of fiberglass-composite piping is its ability to function in extreme operating environments. These products are deployed in harsh settings where traditional metallic piping is subject to corrosion while other corrosion-resistant alternatives, such as thermoplastic piping, cannot function under extremely high pressure and/or temperatures.
The Fiberglass end-market split is very dynamic year-over-year based on project size and scope in each segment. The single largest market for fiberglass pipe worldwide is the Municipal segment (i.e. water and sewer applications) and Ameron's Fiberglass business is just now getting involved in that particular domestic U.S. market.
The fastest growing market worldwide is small diameter high-pressure fiberglass pipe for Onshore Oil & Gas, a market in which Ameron's Fiberglass business is highly competitive.
The most profitable sub-segments (but also the most competitive) are Marine & Offshore - Ameron's Fiberglass business is a serious competitor in these.</td></tr>
<tr><td>Products:</td><td>Fiberglass-composite pipe and fittings, under trademarks such as Bondstrand®, Dualoy®, PSX®, Centron®, SSL® uPole and LCX</td></tr>
<tr><td>Key Industry End-Markets:</td><td>20% Marine, 20% Offshore Oil, 20% Onshore Oil, 20% Chemical/Industrial, 10% Fuel Handling and 10% Municipal Waste Water</td></tr>
<tr><td>Key Geographic End-Markets:</td><td>Global</td></tr>
<tr><td>Manufacturing Facilities:</td><td>Principal facilities in Texas with additional manufacturing plants in the Netherlands, Malaysia, Singapore and Brazil
Sales offices in Russia, China and the U.A.E. with distributors and representatives located in 42 other countries</td></tr>
</table>

Fiberglass - Composite Group Financial Metrics

We believe that this is the Company's strongest division, with the highest margin and growth potential and the most favorable long-term prospects.

Numbers in Millions

Revenue



$300
$250
$200
$150
$100
$50
$0
1994
1996
1998
2000
2002
2004
2006
2008
2010

Operating Income & Margin



$100
$80
$60
$40
$20
$0
35%
30%
25%
20%
15%
10%
5%
0%
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Source: Company filings

BARINGTON

Water Transmission Group

Ameron Water Transmission Business Profile	
Leader in pipe technology and a principal supplier of highly-engineered concrete and steel pipe systems in the Western United States and Mexico. American Pipe & Construction International (APCI), a wholly-owned subsidiary in Bogota, Colombia, is a major supplier of concrete and steel pipe products in Central and South America. Ameron Saudi Arabia, Ltd. is a 30-percent-owned affiliate that manufactures concrete pipe in Saudi Arabia and through a joint venture in Egypt. Ameron's concrete and steel pipe products provide long-term water and wastewater conveyance. Typical projects include high-pressure and gravity water transmission and distribution lines, inverted aqueduct siphons, sewer force mains, power plant cooling water systems, sewer outfalls, storm drains, culverts, tunnel liners, and penstocks for hydroelectric generating plants.	
Products:	Concrete-based and steel-based piping and related lining solutions
Key Industry End-Markets:	Utilities, Engineering, Construction and Energy (Wind Tower business)
Key Geographic End-Markets:	Southwestern U.S.
Manufacturing Facilities:	California, Arizona, Mexico and Columbia

Ameron Water Transmission Group – Wind Towers Business Profile	
Supplies large-diameter wind towers to the U.S. wind-energy market. A state of the art manufacturing facility in Southern California allows Ameron to supply high quality towers to the wind energy industry.	
Products:	Wind Towers
Key Industry End-Markets:	Energy
Key Geographic End-Markets:	West of Mississippi
Manufacturing Facilities:	California, Arizona, Mexico, Colombia

Water Transmission Group Financial Metrics

Since Mr. Marlen joined Ameron, the Water Transmission Group's EBIT has decreased from $3.2 million in 1994 to -$1.1 million in 2010, while margins have fallen from 3.2% to -0.76%, respectively.

Numbers in Millions


Revenue
$250
$200
$150
$100
$50
$0
1994
1996
1998
2000
2002
2004
2006
2008
2010


Operating Income & Margin
$30
$24
$18
$12
$6
$0
($6)
25%
20%
15%
10%
5%
0%
-5%
-10%
1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Source: Company filings

BARINGTON

Infrastructure Group

Ameron Infrastructure Group: Construction Aggregates Business Profile	
Ameron's Construction Aggregates Business is among Hawaii's largest providers of construction materials and maintains a broad product line-up that includes ready-mix concrete, basaltic aggregates, dune sand, stone veneer, box culverts and concrete piping.	
Products:	Concrete, basaltic aggregates, stone veneer, box culverts, concrete piping, sand; The business' broad menu of offerings makes it one of the state's most complete "one stop shops" for purchasers of construction materials, including commercial, government and residential project managers. The business maintains ample quarry supplies and facilities on Hawaii's two principal islands of Oahu and Maui, an important factor in the construction aggregate business, where the extreme weight of most products makes proximity to project sites crucial to controlling transportation costs.
Key Industry End-Markets:	Commercial & Residential Construction, Government, Military
Key Geographic End-Markets:	State of Hawaii (Oahu Island, Maui Island); Dominant position in Oahu and Maui
Manufacturing Facilities:	Quarries, mines, and plants throughout Hawaii; Plant in Tulsa, Oklahoma

Ameron Infrastructure Group: Pole Products Business Profile	
Manufactures concrete and steel poles for highway, street and outdoor area lighting, as well as for traffic signals.	
Products:	Spun-cast concrete/steel lighting poles, traffic signal poles, lighting bollards
Key Industry End-Markets:	Highway agencies, airports, parks, stadiums, residential/commercial construction
Key Geographic End-Markets:	Nationwide footprint; Strong market presence in Western United States
Manufacturing Facilities:	Alabama, California (various), Washington, Oklahoma

Infrastructure Products Group Financial Metrics

Numbers in Millions

Since Mr. Marlen joined Ameron, the Infrastructure Products Group EBIT has decreased from $16.7 million in 1994 to $10.3 million in 2010, while margins have fallen from 14.4% to 8.5%, respectively.



Revenue
$250
$200
$150
$100
$50
$0
1994
1996
1998
2000
2002
2004
2006
2008
2010



Operating Income & Margin
$35
$28
$21
$14
$7
$0
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Source: Company filings

BARINGTON

Performance Coatings & Finishes Group Financial Metrics

Company's largest division in terms of sales when Mr. Marlen joined Ameron in 1994. From 1994 to 2005, the Coatings Group's EBIT declined from $13.3 million to $5.6 million, while its margins fell from 9.9% to 2.7%. Earnings fell despite the fact that the Company acquired the Devoe marine coatings business of Imperial Chemical in 1996 (which generated sales of approximately $50 million in 1995) and the industrial coatings business of Croda International for $45 million in 1998 (which had sales of $83 million and EBIT of $6.0 million in 1997) and spent in excess of $56 million in additional capital expenditures over this time period. The division was ultimately sold in 2006 for $115 million.

Numbers in Millions

Revenue



$250
$200
$150
$100
$50
$0
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005

Operating Income & Margin



$20
$16
$12
$8
$4
$0
12%
10%
8%
6%
4%
2%
0%
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005

Source: Company filings

BARINGTON

Table of Contents

Summary Valuation



Price per share
$160
$120
$80
$40
$0
$70
$84
$66
$70
$54
$107
$94
$147
$120
$85
$67
$95
$82
$124
$107
Current Stock Price
1.25-1.55x 2011E Revenue
8.0-10.0x 2011E EBITDA
Sum-of-Parts
8.0x 2014 EBITDA (Discounted 10.5% WACC) Barington Inititatives
8.0x 2014 EBITDA (Discounted 10.5% WACC) Status Quo
Status Quo DCF
Barington-Case DCF

BARINGTON

Sum-of-Parts

Sum-of-Parts
Utilizing '11E EBITDA

	EBITDA 2011E	Low	Base	High
		8.0x	8.5x	9.0x
Fiberglass-Composite Pipe	77,847	622,778	661,701	700,625
		6.5x	7.0x	7.5x
Water Transmission	13,702	89,066	95,917	102,768
		8.0x	8.5x	9.0x
Infrastructure Products	17,623	140,981	149,793	158,604
Segment EBITDA	**$109,172**			
Gross Net Asset Value		$852,825	$907,411	$961,997
		4.5x	5.0x	5.5x
less: corporate	(34,483)	(155,171)	(172,413)	(189,654)
Total EBITDA	**$74,690**			
plus: Cash		236,737	236,737	236,737
plus: Excess RE & Other Assets		20,000	30,000	40,000
less: Debt		(31,148)	(31,148)	(31,148)
less: Other Long-Term Liabilities		(74,645)	(74,645)	(74,645)
Equity Value		**848,597**	**895,942**	**943,287**
FD Shares Outstanding		9,304	9,304	9,304
Equity Value / share		***$91.21***	***$96.30***	***$101.38***
Premium/(Discount) to share price		*30.1%*	*37.3%*	*44.6%*

Sum-of-Parts
Blended with Peak & '11E EBITDA (as labeled) respectively.

	EBITDA		Low	Base	High
			8.0x	8.5x	9.0x
Fiberglass-Composite Pipe	77,847	'11E	622,778	661,701	700,625
			3.0x	3.5x	4.0x
Water Transmission	29,700	Peak	89,100	103,950	118,800
			3.0x	3.5x	4.0x
Infrastructure Products	41,800	Peak	125,400	146,300	167,200
Gross Net Asset Value			$837,278	$911,951	$986,625
			4.5x	5.0x	5.5x
less: corporate	(30,973)		(139,377)	(154,863)	(170,350)
Total EBITDA					
plus: Cash			236,737	236,737	236,737
plus: Excess RE & Other Assets			20,000	30,000	40,000
plus: After Tax TAMCO			60,000	60,000	60,000
less: Debt			(39,137)	(39,137)	(39,137)
less: Other Long-Term Liabilities			(67,619)	(67,619)	(67,619)
Equity Value			**907,882**	**977,069**	**1,046,257**
FD Shares Outstanding			9,282	9,282	9,282
Equity Value / share			***$97.81***	***$105.26***	***$112.72***
Premium/(Discount) to share price			*39.5%*	*50.1%*	*60.7%*

BARINGTON

DCF – Barington Case

	Historical Fiscal Year Ending										Projected Fiscal Year Ending					5-Year CAGR
	11/30/2001	11/30/2002	11/30/2003	11/30/2004	11/30/2005	11/30/2006	11/30/2007	11/30/2008	11/30/2009	11/30/2010	11/30/2011	11/29/2012	11/30/2013	11/30/2014	11/30/2015	
Total Revenues	$551.4	$539.5	$600.5	$406.2	$494.8	$549.2	$631.0	$667.5	$546.9	$503.3	$549.9	$514.9	$579.5	$650.8	$705.2	7.0%
% Growth Y/Y	0.1%	(2.2%)	11.3%	(32.4%)	21.8%	11.0%	14.9%	5.8%	(18.1%)	(8.0%)	9.3%	(6.4%)	12.5%	12.3%	8.4%	
Operating Income	**41.3**	**34.3**	**38.1**	**8.7**	**34.9**	**37.7**	**48.2**	**55.5**	**45.5**	**26.2**	**44.24**	**61.73**	**79.15**	**97.32**	**109.78**	33.2%
EBITDA (Ex. SBC/AI)	**63.7**	**57.4**	**57.8**	**40.2**	**65.5**	**72.0**	**84.4**	**92.3**	**66.0**	**53.5**	**72.2**	**87.5**	**104.9**	**123.1**	**135.6**	20.4%
Margin %	11.5%	10.6%	9.6%	9.9%	13.2%	13.1%	13.4%	13.8%	12.1%	10.6%	13.1%	17.0%	18.1%	18.9%	19.2%	
% Growth Y/Y	NA	(9.7%)	0.5%	(30.4%)	62.8%	9.9%	17.3%	9.3%	(28.5%)	(18.9%)	35.0%	21.2%	19.9%	17.3%	10.1%	
Less: Net Interest Expense	(4.0)	(0.9)	(0.3)	(5.5)	(4.2)	(1.7)	4.4	5.5	5.4	1.9	3.0	4.0	6.0	6.0	6.0	
EBT	**41.1**	**37.9**	**39.1**	**15.8**	**42.4**	**52.8**	**71.8**	**77.4**	**49.3**	**28.8**	**47.2**	**65.7**	**85.2**	**103.3**	**115.8**	32.0%
Less: Income Taxes	(11.5)	(12.7)	(12.5)	(4.7)	(11.5)	(9.5)	(10.4)	(17.4)	(15.9)	(11.1)	(15.1)	(21.0)	(27.2)	(33.1)	(37.1)	
Tax Rate	28.1%	33.5%	31.9%	30.0%	27.2%	17.9%	14.5%	22.4%	32.3%	38.6%	32.0%	32.0%	32.0%	32.0%	32.0%	
Net Income to Common	**29.5**	**25.2**	**26.6**	**11.1**	**30.8**	**43.4**	**61.4**	**60.1**	**33.3**	**17.7**	**32.1**	**44.7**	**57.9**	**70.3**	**78.7**	34.8%
Margin %	5.4%	4.7%	4.4%	2.7%	6.2%	7.9%	9.7%	9.0%	6.1%	3.5%	5.8%	8.7%	10.0%	10.8%	11.2%	
% Growth Y/Y	NA	(14.6%)	5.5%	(58.4%)	178.8%	40.7%	41.4%	(2.1%)	(44.5%)	(46.9%)	81.3%	39.1%	29.5%	21.3%	12.1%	
Diluted EPS		**$3.12**	**$3.26**	**$1.31**	**$3.59**	**$4.89**	**$6.75**	**$6.55**	**$3.63**	**$1.92**	**$3.46**	**$5.21**	**$7.30**	**$8.85**	**$9.92**	
% Growth Y/Y	NM	NM	4.2%	(59.9%)	174.5%	36.1%	38.0%	(3.0%)	(44.6%)	(47.1%)	80.2%	50.4%	40.1%	21.3%	12.1%	
D&A	18.6	18.6	18.4	18.9	18.9	17.4	17.0	20.4	22.1	26.5	20.0	25.8	25.8	25.8	25.8	
Capex	(19.3)	(14.5)	(17.1)	(18.8)	(25.4)	(34.5)	(47.7)	(60.7)	(46.9)	(31.0)	(40.0)	(35.2)	(30.8)	(26.4)	(22.6)	
Change in Working Capital	(29.3)	1.0	0.3	(12.5)	(18.0)	(41.5)	(26.4)	7.4	47.2	24.6	(9.3)	7.0	(12.9)	(14.3)	(10.9)	
OE	**($0.5)**	**$30.2**	**$28.2**	**($1.3)**	**$6.4**	**($15.2)**	**$4.3**	**$27.2**	**$55.8**	**$37.9**	**$10.8**	**$42.3**	**$40.0**	**$55.4**	**$71.0**	13.4%
Margin %	(0.1%)	5.6%	4.7%	(0.3%)	1.3%	(2.8%)	0.7%	4.1%	10.2%	7.5%	2.0%	8.2%	6.9%	8.5%	10.1%	
Shares											9.281	8.587	7.937	7.937	7.937	
OE / FD Shares	**($0.06)**	**$3.75**	**$3.46**	**($0.15)**	**$0.75**	**($1.71)**	**$0.47**	**$2.96**	**$6.08**	**$4.11**	**$1.16**	**$4.92**	**$5.03**	**$6.97**	**$8.94**	16.8%

OE VALUATION

A + B = C

Discount Rate	A: PV FCF	B: PV of Terminal Value at a Growth Rate 2.3%	2.5%	2.8%	C: Equity Value Including Cash on B/S 2.3%	2.5%	2.8%
10.0%	$19.2	$73.3	$75.9	$78.7	$118.9	$121.5	$124.3
10.3%	$19.1	$70.2	$72.6	$75.2	$115.6	$118.1	$120.7
10.5%	$18.9	$67.3	$69.6	$72.0	$112.6	$114.9	$117.3
10.8%	$18.8	$64.6	$66.7	$69.0	$109.7	$111.9	$114.1
11.0%	$18.6	$62.0	$64.0	$66.1	$107.0	$109.0	$111.1

D

Premium / (Discount) to MV

2.3%	2.5%	2.8%
69.5%	73.3%	77.3%
64.9%	68.4%	72.1%
60.5%	63.8%	67.2%
56.5%	59.5%	62.7%
52.6%	55.4%	58.4%

Treasury Method

Basic Shares O/S	9.204
Total Options O/S - EOY	0.023
Wtd Avg Ex Price Options O/S - EOY	$43.07
Total Options O/S - In the Money	0.023
Diluted Shares O/S	**9.304**
Shares (Repurchased)	(0.014)
Diluted Shares O/S Post Buyback	**9.290**
	7.937

1. Assumes sale of Hawaiian division in 2011.

BARINGTON

DCF – Status Quo

	Historical Fiscal Year Ending										Projected Fiscal Year Ending					5-Year CAGR
	11/30/2001	11/30/2002	11/30/2003	11/30/2004	11/30/2005	11/30/2006	11/30/2007	11/30/2008	11/30/2009	11/30/2010	11/30/2011	11/29/2012	11/30/2013	11/30/2014	11/30/2015	
Total Revenues	$551.4	$539.5	$600.5	$406.2	$494.8	$549.2	$631.0	$667.5	$546.9	$503.3	$548.6	$596.5	$648.7	$699.9	$744.2	9.6%
% Growth Y/Y	0.1%	(2.2%)	11.3%	(32.4%)	21.8%	11.0%	14.9%	5.8%	(18.1%)	(8.0%)	9.0%	8.7%	8.7%	7.9%	6.3%	
Operating Income	**41.3**	**34.3**	**38.1**	**8.7**	**34.9**	**37.7**	**48.2**	**55.5**	**45.5**	**26.2**	**41.47**	**54.82**	**67.92**	**78.36**	**86.39**	**32.4%**
EBITDA (Ex. SBC/AI)	**63.7**	**57.4**	**57.8**	**40.2**	**65.5**	**72.0**	**84.4**	**92.3**	**66.0**	**53.5**	**69.5**	**82.5**	**95.9**	**106.3**	**114.4**	**19.6%**
Margin %	11.5%	10.6%	9.6%	9.9%	13.2%	13.1%	13.4%	13.8%	12.1%	10.6%	12.7%	13.8%	14.8%	15.2%	15.4%	
% Growth Y/Y	NA	(9.7%)	0.5%	(30.4%)	62.8%	9.9%	17.3%	9.3%	(28.5%)	(18.9%)	29.8%	18.8%	16.3%	10.9%	7.5%	
Less: Net Interest Expense	(4.0)	(0.9)	(0.3)	(5.5)	(4.2)	(1.7)	4.4	5.5	5.4	1.9	3.0	3.5	4.0	4.0	4.0	
EBT	**41.1**	**37.9**	**39.1**	**15.8**	**42.4**	**52.8**	**71.8**	**77.4**	**49.3**	**28.8**	**44.5**	**58.0**	**71.9**	**82.4**	**90.4**	**30.8%**
Less: Income Taxes	(11.5)	(12.7)	(12.5)	(4.7)	(11.5)	(9.5)	(10.4)	(17.4)	(15.9)	(11.1)	(14.2)	(18.6)	(23.0)	(26.4)	(28.9)	
Tax Rate	28.1%	33.5%	31.9%	30.0%	27.2%	17.9%	14.5%	22.4%	32.3%	38.6%	32.0%	32.0%	32.0%	32.0%	32.0%	
Net Income to Common	**29.5**	**25.2**	**26.6**	**11.1**	**30.8**	**43.4**	**61.4**	**60.1**	**33.3**	**17.7**	**30.2**	**39.5**	**48.9**	**56.0**	**61.5**	**34.0%**
Margin %	5.4%	4.7%	4.4%	2.7%	6.2%	7.9%	9.7%	9.0%	6.1%	3.5%	5.5%	6.6%	7.5%	8.0%	8.3%	
% Growth Y/Y	NA	(14.6%)	5.5%	(58.4%)	178.8%	40.7%	41.4%	(2.1%)	(44.5%)	(46.9%)	70.7%	30.4%	24.0%	14.5%	9.7%	
Diluted EPS		**$3.13**	**$3.26**	**$1.31**	**$3.59**	**$4.89**	**$6.75**	**$6.55**	**$3.63**	**$1.92**	**$3.26**	**$4.25**	**$5.27**	**$6.03**	**$6.62**	
% Growth Y/Y	NM	NM	4.2%	(59.9%)	174.5%	36.1%	38.0%	(3.0%)	(44.6%)	(47.1%)	69.6%	30.4%	24.0%	14.5%	9.7%	
D&A	18.6	18.6	18.4	18.9	18.9	17.4	17.0	20.4	22.1	26.5	28.0	28.0	28.0	28.0	28.0	
Capex	(19.3)	(14.5)	(17.1)	(18.8)	(25.4)	(34.5)	(47.7)	(60.7)	(46.9)	(31.0)	(40.0)	(35.2)	(30.8)	(26.4)	(22.6)	
Change in Working Capital	(29.3)	1.0	0.3	(12.5)	(18.0)	(41.5)	(26.4)	7.4	47.2	34.6	(9.1)	(9.6)	(10.4)	(10.2)	(8.9)	
OE	**($0.8)**	**$30.2**	**$28.2**	**($1.3)**	**$6.4**	**($15.2)**	**$4.3**	**$27.2**	**$55.8**	**$37.9**	**$9.2**	**$22.6**	**$35.6**	**$47.3**	**$57.9**	**10.8%**
Margin %	(0.1%)	5.6%	4.7%	(0.3%)	1.3%	(2.8%)	0.7%	4.1%	10.2%	7.5%	1.7%	3.8%	5.5%	6.8%	7.8%	
Shares											9.281	9.281	9.281	9.281	9.281	
OE / FD Shares	**($0.06)**	**$3.75**	**$3.46**	**($0.15)**	**$0.75**	**($1.71)**	**$0.47**	**$2.96**	**$6.08**	**$4.11**	**$0.99**	**$2.44**	**$3.84**	**$5.10**	**$6.24**	**10.4%**

OE VALUATION

A + B = C

Discount Rate	A: PV FCF	B: PV of Terminal Value at a Growth Rate 2.3%	2.5%	2.8%	C: Equity Value Including Cash on B/S 2.3%	2.5%	2.8%
10.0%	$13.2	$54.9	$56.9	$59.0	$90.6	$92.6	$94.7
10.3%	$13.1	$52.7	$54.5	$56.5	$88.3	$90.1	$92.1
10.5%	$12.9	$50.6	$52.3	$54.1	$86.1	$87.8	$89.6
10.8%	$12.8	$48.7	$50.3	$51.9	$84.0	$85.6	$87.3
11.0%	$12.7	$46.8	$48.3	$49.9	$82.1	$83.6	$85.2

D

Premium / (Discount) to MV

2.3%	2.5%	2.8%
29.2%	32.0%	35.0%
25.9%	28.5%	31.3%
22.8%	25.2%	27.8%
19.8%	22.1%	24.5%
17.1%	19.2%	21.5%

Treasury Method

Basic Shares O/S	9.204
Total Options O/S - EOY	0.023
Wtd Avg Ex Price Options O/S - EOY	$43.07
Total Options O/S - In the Money	0.023
Diluted Shares O/S	**9.204**
Shares (Repurchased)	(0.014)
Diluted Shares O/S	**9.290**
No Buyback	**9.290**

BARINGTON

Pro Forma Financials – Barington Case

Numbers in Thousands

	Barington Investment Proposal				
	FY 2011E	FY 2012E	FY 2013E	FY 2014E	FY 2015E
Fiberglass-Composite Pipe	285,578	331,271	384,274	441,915	481,688
Water Transmission	140,678	145,602	155,066	165,921	177,535
Infrastructure Products	123,692[1]	38,035	40,127	42,936	45,942
Revenue	**$549,949**	**$514,908**	**$579,468**	**$650,772**	**$705,165**
Revenue Growth	*9.3%*	*-6.4%*	*12.5%*	*12.3%*	*8.4%*
Segment Operating Income	$81,888	$90,199	$107,920	$127,258	$139,953
Corporate Overhead	($37,646)	($28,469)	($28,768)	($29,943)	($30,169)
Operating Income	**$44,242**	**$61,730**	**$79,152**	**$97,315**	**$109,784**
Operating Income Margin	*8.0%*	*12.0%*	*13.7%*	*15.0%*	*15.6%*
EBITDA	**$72,226**	**$87,514**	**$104,936**	**$123,099**	**$135,569**
EBITDA Margin %	*13.1%*	*17.0%*	*18.1%*	*18.9%*	*19.2%*

1. Assumes sale of Hawaiian division in 2011.

EBITDA Valuation – Barington Case
Present Value of Multiple of 2015E EBITDA

Numbers in Millions except per share data

Enterprise Value

EBITDA Multiple

EBITDA	7.0x	7.3x	7.7x	8.0x	8.3x	8.7x	9.0x
141	987	1,034	1,081	1,128	1,175	1,222	1,269
140	977	1,024	1,071	1,117	1,164	1,210	1,257
138	968	1,014	1,060	1,106	1,152	1,198	1,244
137	958	1,004	1,050	1,095	1,141	1,187	1,232
136	949	994	1,039	**$1,085**	1,130	1,175	1,220
134	939	984	1,029	1,074	1,118	1,163	1,208
133	930	974	1,019	1,063	1,107	1,151	1,196
132	921	964	1,008	1,052	1,096	1,140	1,183
130	911	954	998	1,041	1,085	1,128	1,171

Stock Price Per Share

EBITDA Multiple

EBITDA	7.0x	7.3x	7.7x	8.0x	8.3x	8.7x	9.0x
141	190	196	202	207	213	219	225
140	188	194	200	206	212	218	224
138	187	193	199	205	211	216	222
137	186	192	198	203	209	215	221
136	185	191	196	$202	208	213	219
134	184	189	195	201	206	212	218
133	183	188	194	199	205	210	216
132	181	187	192	198	203	209	214
130	180	186	191	197	202	207	213

Estimated Value: <u>$122 per share</u>

Discounted utilizing a weighted average cost of capital of 10.5%

This presentation is for general informational purposes only and is not intended for distribution to or use by any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. The views expressed herein represent the opinions of Barington, whose analysis is based on publicly available information. Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or from other sources the Barington Group believes are reliable. The Barington Group shall not be responsible or have and liability for any inaccurate information contained in any SEC filing or third party report. Furthermore, Barington disclaims any obligation to update the information contained herein and reserves the right to modify or change its conclusions at any time in the future.

The Barington Group has not sought or obtained consent from any third party to use the previously published information as proxy soliciting material. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No representation or warranty is made that data or information , whether derived or obtained from filings made with the SEC or from any third party, are accurate.

This presentation does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Furthermore, this presentation is not intended to be, nor should it be construed or used as, investment, tax or legal advice. No representation or warranty is made that Barington's investment process or investment objectives will or are likely to be achieved or successful or that Barington's investments will make any profit or will not sustain losses. Past performance is not indicative of future results. Furthermore, the preparation and distribution of this presentation should not be taken as any form of commitment on the part of Barington to take any action in connection with the company discussed herein. Barington is in the business of buying and selling securities. It has, and may in the future, buy, sell or change the form of its position in the company discussed herein for any or no reason whatsoever.

Any assumptions, assessments, estimates, projections or the like (collectively, "Statements") regarding future events or which are forward-looking in nature constitute only subjective views, outlooks or estimations, are based upon Barington's expectations or beliefs, are subject to change due to a variety of factors, including fluctuating market conditions and economic factors, and involve inherent risks and uncertainties, many of which cannot be predicted or quantified and are beyond Barington's control. Actual results could differ materially from those set forth in, contemplated by, or underlying these Statements. In light of these risks and uncertainties, there can be no assurance and no representation is given that these Statements are now or will prove to be accurate or complete in any way.

The Barington Group has filed a definitive proxy statement and an accompanying WHITE proxy card with the SEC on February 25, 2011 to be used to solicit votes for the election of its nominee at the 2011 Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation.

THE BARINGTON GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF AMERON TO READ THE DEFINITIVE PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION AND THEIR DIRECT OR INDIRECT INTERESTS. SUCH PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WITHOUT CHARGE, AT HTTP://WWW.OURMATERIALS.COM/AMERON OR BY CONTACTING BARINGTON'S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR AT PROXY@MACKENZIEPARTNERS.COM.